EXHIBIT 10.2

November 3, 2008

Mr. David Lukes

30 Barry Road

Scarsdale, NY   10583

Re:

Employment Agreement

Dear David:

This Letter Agreement memorializes the understanding reached between you and Kimco Realty Corporation, a Maryland corporation, regarding certain terms of your Employment Agreement with the Company dated August 18, 2008 (the “Employment Agreement”), which is attached hereto as Exhibit A.  Capitalized terms used in this Letter Agreement and not defined herein shall have the meaning given such terms in the Employment Agreement.

If during the period you are otherwise entitled to receive severance pursuant to Section 7(b) of the Employment Agreement (the “Severance Period”) you become an owner of, become employed by, or otherwise manage or provide services to any other business that the Company reasonably determines significantly competes with the Company in any state in which the Company does business, then the amount of severance payments that you would otherwise have received thereafter pursuant to Section 7(b) of the Employment Agreement shall be reduced by the amount of payments payable to you from such other business during the Severance Period.

For purposes of Section 5(a) and 5(b) of the Employment Agreement, notwithstanding anything to the contrary contained therein, any increase in your Base Salary and the amount of your annual cash bonus in excess of the Guaranteed Bonus will be determined by the Company’s Board of Directors (or the Compensation Committee thereof).

Except as provided by this Letter Agreement, the Employment Agreement shall remain in full force and effect.  This Letter Agreement shall be governed and construed under the internal laws of the State of New York and may be executed in several counterparts.

Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing both copies of this Letter Agreement and returning one copy to me.  The other copy is for your files.

Very truly yours,

/s/ Milton Cooper

Milton Cooper
Chairman of the Board

Agreed and Accepted:

/s/ David Lukes
David Lukes

Exhibit A

EMPLOYMENT AGREEMENT

THIS AGREEMENT, dated as of August 18, 2008 is made by and between Kimco Realty Corporation (the “Company”), a Maryland corporation, and David Lukes (the “Executive”).

RECITALS:

A.

It is the desire of the Company to assure itself of the management services of the Executive by engaging the Executive as Executive Vice President of the Company.

B.

The Executive desires to commit himself to serve the Company on the terms herein provided.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

I.

CERTAIN DEFINITIONS.

A.

“Base Salary” is defined in Section 5(a).

B.

“Benefits” is defined in Section 5(e).

C.

“Bonus” is defined in Section 5(b).

D.

“Calendar Quarter” shall mean each of the three-month periods ending March 31, June 30, September 30 and December 31 of each year.

E.

“Cause”  For purposes of this Agreement, the Company shall have “Cause” to terminate the Executive’s employment hereunder upon (i) a reasonable finding by the Board of Directors of the Company (the “Board”) that he has materially harmed the Company through a material act of dishonesty in the performance of his duties hereunder, (ii) his conviction of a felony, or (iii) his failure to perform his material duties under this Agreement (other than a failure due to disability) after written notice from the Board specifying the failure and a reasonable opportunity (of at least 30 days duration) to cure (it being understood that if his failure to perform is not of a type requiring a single action to cure fully, that he may commence the cure within 30 days after such written notice and thereafter diligently prosecute such cure to completion).

F.

“Disability” shall mean the absence of the Executive from the Executive’s duties to the Company on a full-time basis for a total of 16 weeks during any 12 month period as a result of incapacity, with or without reasonable accommodation, due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

G.

“Effective Date” shall mean August 18, 2008.

H.

“Good Reason” shall mean the Company’s breach of any material term of this Agreement including the second sentence of Section 11.

I.

“Stock Options” is defined in Section 5(c).

J.

“Term of Employment” is defined in Section 2.

II.

EMPLOYMENT.  THE COMPANY SHALL CONTINUE TO EMPLOY THE EXECUTIVE, AND THE EXECUTIVE SHALL CONTINUE IN THE EMPLOY OF THE COMPANY, IN THE POSITION SET FORTH IN SECTION 3 AND UPON THE OTHER TERMS AND CONDITIONS HEREIN PROVIDED.  UNLESS SOONER TERMINATED AS PROVIDED HEREIN, THIS AGREEMENT AND THE TERM OF EMPLOYMENT HEREUNDER (THE “TERM OF EMPLOYMENT”) SHALL COMMENCE ON THE EFFECTIVE DATE AND EXPIRE ON THE THIRD ANNIVERSARY OF SUCH DATE, PROVIDED THAT THE TERM OF EMPLOYMENT SHALL AUTOMATICALLY BE EXTENDED IN SUCCESSIVE ONE YEAR TERMS UNLESS EITHER PARTY HERETO GIVES WRITTEN NOTICE OF NON-EXTENSION TO THE OTHER (PURSUANT TO SECTION 14) NO LATER THAN THREE MONTHS PRIOR TO THE END OF THE OTHERWISE APPLICABLE TERM.

III.

POSITION.  DURING THE TERM OF EMPLOYMENT, THE EXECUTIVE SHALL SERVE AS EXECUTIVE VICE PRESIDENT OF THE COMPANY.

IV.

PLACE OF PERFORMANCE.  IN CONNECTION WITH HIS EMPLOYMENT DURING THE TERM OF EMPLOYMENT, THE EXECUTIVE SHALL BE BASED AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES IN NEW HYDE PARK, NY, OR SUCH OTHER LOCATION AS SHALL BE AGREED BETWEEN THE EXECUTIVE AND THE COMPANY.

V.

COMPENSATION AND RELATED MATTERS.

A.

Base Salary.  During the Term of Employment the Executive shall receive a base salary (“Base Salary”) at a rate of $700,000 per annum (or such greater amount as shall be determined by the Company’s CEO), payable monthly or more frequently in accordance with the Company’s practice as applied to other senior executives. Such base salary shall be reviewed at least annually.

B.

Bonus.  The Executive shall be eligible for an annual cash bonus as additional compensation for services rendered.  The amount of the annual cash bonus shall be at the discretion of the CEO, but not less than $100,000 (the “Guaranteed Bonus”).

C.

Equity Compensation.  The Executive shall be eligible to be granted options with respect to the Company’s common stock (“Stock Options”) pursuant to an agreement under the Stock Option Plan for Key Employees and Outside Directors of Kimco Realty Corporation (the “Amended and Restated 1998 Equity Participation  Plan”) and may be eligible for future grants as well. The amount, terms and conditions of any such grant shall be determined in the sole discretion of the Board or committee thereof.  In accordance with the above mentioned “Amended and Restated 1998 Equity Participation Plan”, he is also entitled to participate in the Restricted Stock Program.

D.

Automobile.  During the Term of Employment, the Executive shall be entitled to an automobile.

E.

Benefits.  During the Term of Employment, the Executive shall be entitled to participate in or receive benefits under the employee benefit plans (including 401(k), health, welfare and insurance plans) and other arrangements made available by the Company to its senior employees generally (collectively “Benefits”), subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements.

F.

Business Expenses.  The Company shall promptly reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of his duties for the Company.

G.

No Waiver.  The Executive shall also be entitled to such other benefits or terms of employment as are provided by law.

H.

Withholding of Taxes.  The Company shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

VI.

TERMINATION.  THE EXECUTIVE’S EMPLOYMENT HEREUNDER MAY BE TERMINATED BY THE COMPANY OR THE EXECUTIVE, AS APPLICABLE, WITHOUT ANY BREACH OF THIS AGREEMENT ONLY UNDER THE FOLLOWING CIRCUMSTANCES:

A.

Death.  The Executive’s employment hereunder shall terminate upon his death.

B.

Disability.  If the Company determines in good faith that the Disability of the Executive has occurred during the Term of Employment and the Executive cannot perform the essential functions of his job with or without a reasonable accommodation (including any necessary or required period of leave), the Company may give the Executive written notice of its intention to terminate the Executive’s employment.  In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties with or without a reasonable accommodation.  The Executive shall continue to receive his Base Salary and Benefits until the date of termination.

This subsection 6(b) shall not limit the entitlement of the Executive, his estate or beneficiaries to any disability or other benefits then available to the Executive under any disability insurance or other benefit plan or policy which is maintained by the Company for the Executive’s benefit.

C.

Cause.  The Company may terminate the Executive’s employment hereunder for Cause.

D.

Without Cause.  The Company may terminate the Executive’s employment hereunder without Cause upon thirty (30) days notice.  The giving of a notice of non-extension as described in Section 2 shall not be deemed to constitute a termination without Cause.

E.

For Good Reason. The Executive may resign his employment upon thirty days notice for Good Reason.

F.

Expiration of Term of Employment.  The Executive’s employment hereunder shall terminate upon expiration of the Term of Employment upon written notice by either party provided no later than three months prior to the expiration of the Term of Employment in accordance with Section 2, above.

G.

Notice of Termination.  Any termination of the Executive’s employment hereunder (other than by reason of the Executive’s death) shall be communicated by a notice of termination to the other party hereto. For purposes of this Agreement, a “notice of termination” shall mean a written notice which (i) indicates the specific termination provision in the Agreement relied upon, (ii) sets forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision indicated and (iii) specifies the effective date of the termination.

VII.

BENEFITS UPON TERMINATION OF EMPLOYMENT.

A.

Termination upon Death or Disability: If the Executive’s employment shall terminate by reason of his death (pursuant to Section 6(a)) or by reason of his Disability (pursuant to Section 6(b)), the Company shall continue to pay to, or on behalf of, the Executive his Base

Salary at the time of his Death or Disability and Guaranteed Bonus and to make all necessary payments for and provide all Benefits to the Executive under this Agreement pursuant to Section 5(e) until the effective date of his termination and any Stock Options and Restricted Stock of the Executive shall become fully vested as of such effective date of termination.

B.

Termination Without Cause: If the Executive’s employment shall terminate Without Cause (pursuant to Section 6(d)) or for Good Reason (pursuant to Section 6(e)), and if the Executive executes a “Separation Agreement and General Release” in substantially the form as attached hereto as Exhibit A, then:

1.

the Company shall continue, on its regular payroll dates, to pay the Executive his Base Salary at the time of his termination without cause and Guaranteed Bonus, and to make all necessary payments for and provide all Benefits to the Executive under this Agreement for a period from the effective date of his termination of employment equal to the greater of

a.

the duration of the remaining Term of Employment (without extension) or

b.

one year; and

2.

any Stock Options or Restricted Stock of the Executive which have not become vested and have not otherwise expired as of such date of termination, shall thereupon become vested and exercisable.

3.

 Regarding medical benefits, referenced as part of Benefits in Section (i) above, if the Executive elects to continue coverage under the Company’s group health plan in accordance with the COBRA continuation coverage requirements, then the Company shall pay the full cost of such coverage for the period beginning immediately following the Executive’s last day of employment and ending on the earlier of (A) the last day on which salary continuation payments are scheduled to be made to the Executive pursuant to subparagraph (i) above or (B) the expiration of the COBRA coverage period.

C.

Other Terminations of Employment. Should the Executive’s employment hereunder terminate for any other reason not set forth in subsections (a) - (b) above, then any Stock Options and Restricted Stock not then vested shall be forfeited and the Company shall have no other obligation of any kind hereunder to the Executive, except to the extent that any obligation to the Executive hereunder remains unpaid.

D.

Compliance with Section 409A.  Payments under Section 7 shall be subject to the requirements of Section 23 below.

VIII.

SURVIVAL.  THE EXPIRATION OR TERMINATION OF THE TERM OF EMPLOYMENT SHALL NOT IMPAIR THE RIGHTS OR OBLIGATIONS OF ANY PARTY HERETO WHICH SHALL HAVE ACCRUED HEREUNDER PRIOR TO SUCH EXPIRATION.

IX.

DISPUTES.  ANY DISPUTE OR CONTROVERSY ARISING UNDER, OUT OF, IN CONNECTION WITH OR IN RELATION TO THIS AGREEMENT SHALL, AT THE ELECTION AND UPON WRITTEN DEMAND OF ANY PARTY TO THIS AGREEMENT, BE FINALLY DETERMINED AND SETTLED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE RULES AND PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

The prevailing party in any such proceeding shall be entitled to collect from the other party, all legal fees and expenses reasonably incurred in connection therewith.

X.

RESTRICTIVE COVENANTS. THIS SECTION 10 SHALL NOT APPLY IN THE EVENT OF TERMINATION FOLLOWING A CHANGE IN CONTROL PURSUANT TO SECTION 23, BELOW.

A.

Confidentiality.

1.

During Executive’s Term of Employment or renewed Term of Employment, if any, with the Company, Executive will not use or disclose to any individual or entity any Confidential Information (as defined below) except (i) in the performance of Executive's duties for the Company, (ii) as authorized in writing by the Company, or (iii) as required by law or legal process, provided that prior written notice of such required disclosure is provided to the Company and that all reasonable efforts to preserve the confidentiality of such information shall be made.

2.

As used herein, "Confidential Information" shall mean information that (i) is used or potentially useful in the Company's business, (ii) the Company treats as proprietary, private or confidential, and (iii) is not generally known to the public.  "Confidential Information" includes, without limitation, information relating to the Company's products or services; marketing, selling or business or development plans; current or prospective customer, client, landlord, owner and tenant lists and data, trade secrets, call lists, manuals, policies, memoranda, notes, records, technical data, sketches, plans, drawings, formulae, research and development data, sources of supply and material, operating and cost data, financial information and personnel information.  "Confidential Information" also includes proprietary and/or confidential information of the Company's customers, clients, landlords, owners, tenants, suppliers and business or joint venture partners who may share such information with the Company pursuant to a confidentiality agreement or otherwise.

B.

Non-Solicitation.

1.

Upon termination of employment for any reason, for the longer of (A) the period of time during which Executive is receiving any form of compensation from the Company (including compensation being paid pursuant to Section 7 above) or, (B) one (1) year from the termination of his employment, Executive shall not in any capacity employ or solicit for employment, or recommend that another person employ or solicit for employment, any person who is then and was at any time during Executive's employment an employee, sales representative or agent of the Company or any subsidiary or affiliate of the Company.

2.

Upon termination of employment for any reason, for the longer of (A) the period of time during which Executive is receiving any form of compensation from the Company (including compensation being paid pursuant to Section 7 above) or, (B) one (1) year from the termination of his employment, Executive will not, on behalf of himself, or any other person, firm or corporation, solicit any of the Company's customers, clients, landlords, owners, tenants, and business or joint venture partners with whom he has had contact while working for the Company; nor will Executive in any way, directly or indirectly, for himself, or any other person, firm, corporation or entity, divert, or take away any of the Company's customers, clients, landlords, owners, tenants, suppliers and business or joint venture partners with whom Executive has had contact.  For purposes of this Section, the term "contact" shall mean engaging in any communication, whether written or oral, with the customer, client, landlord, owner, tenant, supplier and business or joint venture partner or any representative thereof, or obtaining any information with respect to such customer, client, landlord, owner, tenant, supplier and business or joint venture partner or representative thereof that results in a loss of existing business for Kimco.  If Executive breaches this provision, the non-solicitation period of one (1) year shall not expire until the Executive is out of breach for a period of one (1) year.

C.

Remedies for Breach of Non-Solicitation Provision of this Agreement.  Executive acknowledges that this Section 10, its terms and his compliance are necessary to protect the Company's Confidential Information, its business and its goodwill, and that a breach of any of Executive's promises contained in this Section 10 will irreparably and continually damage the Company to an extent that money damages may not be adequate.  For these reasons, Executive agrees that in the event of a breach or threatened breach by the Executive of this Section 10, the Company shall be entitled to a temporary restraining order and preliminary injunction restraining Executive from such breach, without the posting of a bond.  Nothing contained in this Section shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement.  The Company and Executive further acknowledge and agree that it may be difficult, if not impossible; to compute the actual damages that will be suffered by the Company upon Executive’s violation of this Section 10.  It is agreed, therefore, that in the event Executive breaches these provisions, Executive will forfeit any payments due under Agreement.

D.

Effect of Termination of Employment.  The period of Executive's employment for purposes of determining the applicability of the restrictions contained in Section 10 of this Agreement shall include any period during which Executive is employed by the Company's successors or assigns.  Upon termination of employment, as defined herein and for whatever cause, Executive shall immediately deliver to the Company or its successors or assigns, all Company property, including without limitation all Confidential Information as defined above.

XI.

BINDING ON SUCCESSORS.  THIS AGREEMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE COMPANY, THE EXECUTIVE AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, PERSONNEL AND LEGAL REPRESENTATIVES, EXECUTORS, ADMINISTRATORS, HEIRS, DISTRIBUTEES, DEVISEES, AND LEGATEES, AS APPLICABLE. THE COMPANY SHALL CAUSE ANY SUCCESSOR TO ALL OR SUBSTANTIALLY ALL OF ITS ASSETS OR BUSINESS TO ASSUME THIS AGREEMENT.

XII.

GOVERNING LAW.  THIS AGREEMENT IS BEING MADE AND EXECUTED IN AND IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK, AND SHALL BE GOVERNED, CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

XIII.

VALIDITY.  THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OR PROVISIONS OF THIS AGREEMENT SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT, WHICH SHALL REMAIN IN FULL FORCE AND EFFECT.

XIV.

NOTICES.  ANY NOTICE, REQUEST, CLAIM, DEMAND, DOCUMENT AND OTHER COMMUNICATION HEREUNDER TO ANY PARTY SHALL BE EFFECTIVE UPON RECEIPT (OR REFUSAL OF RECEIPT) AND SHALL BE IN WRITING AND DELIVERED PERSONALLY OR SENT, BY TELEX, TELECOPY, FACSIMILE TRANSMISSION, OR CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, AS FOLLOWS:

If to the Company, addressed to:

3333 New Hyde Park Rd.

New Hyde Park, NY 11042

Attn.: Vice President of Human Resources

If to the Executive, to him at the last address set forth in the Company records; or at any other address as any party shall have specified by notice in writing to the other party in accordance herewith.

XV.

COUNTERPARTS.  THIS AGREEMENT MAY BE EXECUTED IN SEVERAL COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL, BUT ALL OF WHICH TOGETHER WILL CONSTITUTE ONE AND THE SAME AGREEMENT.

XVI.

ENTIRE AGREEMENT.  THE TERMS OF THIS AGREEMENT ARE INTENDED BY THE PARTIES TO BE THE FINAL EXPRESSION OF THEIR AGREEMENT WITH RESPECT TO THE EMPLOYMENT OF THE EXECUTIVE BY THE COMPANY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS AGREEMENT.  THE PARTIES FURTHER INTEND THAT THIS AGREEMENT SHALL CONSTITUTE THE COMPLETE AND EXCLUSIVE STATEMENT OF ITS TERMS AND THAT NO EXTRINSIC EVIDENCE WHATSOEVER MAY BE INTRODUCED IN ANY JUDICIAL, ADMINISTRATIVE, OR OTHER LEGAL PROCEEDING TO VARY THE TERMS OF THIS AGREEMENT.

XVII.

AMENDMENTS; WAIVERS. THIS AGREEMENT MAY NOT BE MODIFIED, AMENDED, OR TERMINATED EXCEPT BY AN INSTRUMENT IN WRITING, SIGNED BY THE EXECUTIVE AND THE COMPANY.  BY AN INSTRUMENT IN WRITING SIMILARLY EXECUTED, THE EXECUTIVE OR THE COMPANY MAY WAIVE COMPLIANCE BY THE OTHER PARTY WITH ANY PROVISION OF THIS AGREEMENT THAT SUCH OTHER PARTY WAS OR IS OBLIGATED TO COMPLY WITH OR PERFORM, PROVIDED, HOWEVER, THAT SUCH WAIVER SHALL NOT OPERATE AS A WAIVER OF, OR ESTOPPEL WITH RESPECT TO, ANY OTHER OR SUBSEQUENT FAILURE.  NO FAILURE TO EXERCISE AND NO DELAY IN EXERCISING ANY RIGHT, REMEDY, OR POWER HEREUNDER SHALL PRECLUDE ANY OTHER OR FURTHER EXERCISE OF ANY OTHER RIGHT, REMEDY, OR POWER PROVIDED HEREIN OR BY LAW OR IN EQUITY.

XVIII.

NO EFFECT ON OTHER CONTRACTUAL RIGHTS.  NOTWITHSTANDING SECTION 6, THE PROVISIONS OF THIS AGREEMENT, AND ANY OTHER PAYMENT PROVIDED FOR HEREUNDER, SHALL NOT REDUCE ANY AMOUNTS OTHERWISE PAYABLE TO THE EXECUTIVE UNDER ANY OTHER AGREEMENT BETWEEN THE EXECUTIVE AND THE COMPANY, OR IN ANY WAY DIMINISH THE EXECUTIVE’S RIGHTS UNDER ANY EMPLOYEE BENEFIT PLAN, PROGRAM OR ARRANGEMENT OF THE COMPANY TO WHICH HE MAY BE ENTITLED AS AN EMPLOYEE OF THE COMPANY.

XIX.

NO INCONSISTENT ACTIONS; COOPERATION.

A.

The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement.  Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

B.

Each of the parties hereto shall cooperate and take such actions, and execute such other documents as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

XX.

NO ALIENATION OF BENEFITS.  TO THE EXTENT PERMITTED BY LAW THE BENEFITS PROVIDED BY THIS AGREEMENT SHALL NOT BE SUBJECT TO GARNISHMENT, ATTACHMENT OR ANY OTHER LEGAL PROCESS BY THE CREDITORS OF THE EXECUTIVE, HIS BENEFICIARY OR HIS ESTATE.

XXI.

INDEMNIFICATION. THE COMPANY AGREES TO HOLD HARMLESS AND INDEMNIFY THE EXECUTIVE TO THE EXTENT PERMITTED BY LAW AGAINST ALL DAMAGES AND/OR LOSSES WHICH THE EXECUTIVE MAY SUFFER AS A RESULT OF ANY THIRD-PARTY CLAIM, ACTION, SUIT OR PROCEEDING TO WHICH THE EXECUTIVE MAY BECOME A PARTY BY REASON OF THE EXECUTIVE’S SERVICES AS, AND/OR FOR ACTIVITIES ENGAGED IN BY THE EXECUTIVE WHILE THE EXECUTIVE IS ACTING AS AN OFFICER AND/OR DIRECTOR OR EMPLOYEE OF THE COMPANY OR ANY AFFILIATE THEREOF INCLUDING WITHOUT LIMITATION, THE ADVANCEMENT OF THE EXECUTIVE’S ATTORNEYS’ FEES AND COSTS AS INCURRED; PROVIDED, HOWEVER, THAT NO SUCH INDEMNIFICATION SHALL BE PAID TO THE EXTENT ANY SUCH DAMAGES OR LOSSES SHALL ARISE THROUGH THE GROSS NEGLIGENCE OR BAD FAITH OF THE EXECUTIVE OR THE WILLFUL BREACH BY THE EXECUTIVE OF ANY OF THE EXECUTIVE’S OBLIGATIONS UNDER THIS AGREEMENT.  IN ADDITION, THE EXECUTIVE SHALL BE COVERED UNDER ANY INSURANCE POLICIES WHICH PROVIDE DIRECTORS AND/OR OFFICERS OF THE COMPANY WITH DIRECTORS AND OFFICERS LIABILITY INSURANCE (“D&O COVERAGE”).  THIS INDEMNITY AND ANY D&O COVERAGE SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

XXII.

CHANGE IN CONTROL.  CHANGE IN CONTROL SHALL MEAN (I) A SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY TO A PERSON WHO IS NOT AN AFFILIATE OF THE COMPANY OR AN ENTITY IN WHICH THE SHAREHOLDERS OF THE COMPANY IMMEDIATELY PRIOR TO SUCH TRANSACTION DO NOT CONTROL MORE THAN 50% OF THE VOTING POWER IMMEDIATELY FOLLOWING THE TRANSACTION, (II) A SALE BY ANY PERSON RESULTING IN MORE THAN 50% OF THE VOTING STOCK OF THE COMPANY BEING HELD BY A PERSON OR GROUP THAT DOES NOT INCLUDE THE COMPANY OR (III) A MERGER OR CONSOLIDATION OF THE COMPANY INTO ANOTHER PERSON WHICH IS NOT AN AFFILIATE OF THE COMPANY OR AN ENTITY IN WHICH THE SHAREHOLDERS OF THE COMPANY IMMEDIATELY PRIOR TO SUCH TRANSACTION DO NOT CONTROL MORE THAN 50% OF THE VOTING POWER IMMEDIATELY FOLLOWING THE TRANSACTION.

A.

Following the Change in Control (a) the Executive may terminate his employment within 60 days or (b) if the acquiring company decides to terminate the Executive, then upon the Executive’s execution of a general release in the Company’s customary form, the Executive shall be entitled, as his exclusive remedy hereunder to (x) full and immediate vesting of all otherwise unvested Stock Options and Restricted Stock and (y) an amount equal to the lesser of (i) the amount of Base Salary and Guaranteed Bonus the Executive would have been entitled to receive under this Agreement for the duration of the applicable term or (ii) the greatest payment which, in combination with all other payments to which he would be entitled that could be paid to the Executive without triggering the excise tax imposed by Section 4999, of the Internal Revenue Code.

B.

Compliance with Section 409A.  Payments under this Section 22 shall be subject to the requirements of Section 23 below.

XXIII.

COMPLIANCE WITH SECTION 409A.  THIS SECTION SHALL APPLY TO ALL OR ANY PORTION OF ANY PAYMENT OR BENEFIT  PAYABLE UNDER THE AGREEMENT AS A RESULT OF TERMINATION OF THE EXECUTIVE’S EMPLOYMENT THAT IS NOT EXEMPTED FROM SECTION 409A OF THE INTERNAL REVENUE CODE (“409A SEVERANCE COMPENSATION”).

Notwithstanding anything in the Agreement to the contrary, the following rules shall apply to any 409A Severance Compensation in order to prevent any accelerated or additional tax under Section 409A of the Internal Revenue Code (the “Code”):

A.

If the termination of the Executive’s employment does not qualify as a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) from the “Company’s Controlled Group”, then any 409A Severance compensation will not commence until a “separation from service” occurs or, if earlier, the earliest other date as is permitted under Section 409A of the Code.  For this purpose, the “Company’s Controlled Group” means the Company (i) any corporation which is a member of a controlled group or corporations (as defined in Section 414(b) of the Code) which includes the Company and (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company.

B.

If at the time of the Executive’s separation from service, the Executive is a “specified employee” as defined in Section 409A of the Code, then the Company will defer the commencement of any 409A Severance Compensation (without any reduction in such payments or benefits ultimately paid or provided to the Executive) until the date that is six (6) months following the Executive’s separation from service or, if earlier, the earliest other date as is permitted under Section 409A.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

KIMCO REALTY CORPORATION,
a Maryland Corporation

By:	/s/ Milton Cooper
Milton Cooper
Chairman of the Board

/s/ David Lukes
David Lukes